United States
Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to Rule 14a-12

Summit Properties Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     ☒ No fee required

     ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

     ☐ Fee paid previously with preliminary materials.

     ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

Filing pursuant to Rule 14a-12 under the
Securities Exchange Act of 1934

Filer and Subject Company: Summit Properties Inc.
Exchange Act File Number: 1-12792

     This filing relates to a proposed acquisition (the “Acquisition”) by Camden Property Trust (“Camden”) of Summit Properties, Inc. (“Summit”) pursuant to the terms of an Agreement and Plan of Merger, dated as of October 4, 2004, by and among Camden, Camden Sparks, Inc., a wholly owned subsidiary of Camden, and Summit.

     The following is a slide show presentation to investors and analysts initially given on October 4, 2004 regarding the Acquisition and related matters.

Camden Property Trust and Summit Properties Inc. Announce Merger October 4, 2004

this merger will create an exceptional multifamily platform total number of apartment homes will increase from 52,008 to 66,819 after property sales and joint ventures total enterprise value will increase from $3.7B to $5.3B after property sales and joint ventures SOLID REPUTATION our strategy creating the best multifamily platform in the industry that delivers consistent results for our shareholders STRATEGIC FOCUS camden's progress increased assets from $200M to $3.8B completed two mergers valued at $1.9B completed development of over 13,000 units at $1.1B completed acquisitions of nearly 13,000 units at $452M completed dispositions of approximately 17,000 units at $772M MAKING THE RIGHT MOVE

FFO has grown from $1.86 to a First Call mean estimate for 2004 of $3.24 dividend increased from $1.60 to $2.54 share price more than doubled from $22.00 to $47.00 our results speak for themselves PERFORMANCE

STRENGTH merger summary acquisition of summit properties for $1.9B acquiring ~14,000 apartment homes 50% of NOI located in Southeast Florida and Washington, D.C. area 48% of NOI in Atlanta, Charlotte and Raleigh 3,700 homes in development pipeline ~60% in Washington, D.C. area ~25% in Southeast Florida

DIVERSITY Austin 2.0% Houston 8.5% Dallas 8.5% Tucson 0.9% Phoenix 3.2% Louisville 2.0% Tampa Bay 7.9% Orlando 3.9% Las Vegas 9.7% Denver 4.1% San Diego/Inland Empire 2.6% St. Louis 3.3% Kansas City 0.9% Charlotte 6.0% Greensboro 0.5% Philadelphia 0.9% Southeast Florida 6.9% Corpus Christi 2.4% Atlanta 6.0% Raleigh 3.7% Washington D.C. 9.1% percentage of NOI by city after merger and proforma property sales and joint ventures LA/Orange County 6.8%

Markets after Merge % of NOI contribution Market after Merge % of NOI contribution Atlanta, GA: 6.0% Louisville, KY: 2.0% Austin, TX: 2.0% Orlando, FL: 3.9% Charlotte, NC: 6.0% Philadelphia, PA: 0.9% Corpus Christi, TX: 2.4% Phoenix, AZ: 3.2% Dallas, TX: 8.5% Raleigh, NC: 3.7% Denver, CO: 4.1% San Diego, CA: 2.6% Greensboro, NC: 0.5% Southeast Florida: 6.9% Houston, TX: 8.5% St. Louis, MO: 3.3% Kansas City, MO: 0.9% Tampa, FL: 7.9% Las Vegas, NV: 9.7% Tucson, AZ: 0.9% LA/Orange County, CA: 6.8% Washington, D.C.: 9.1% DIVERSITY percentage of NOI by city after merger and proforma property sales and joint ventures Total: 100%

top 26 metro areas for estimated employment gains: 2003 - 2008 PLANNING AHEAD Legend: Summit Portfolio ? Camden Portfolio ? Source: Precis METRO(c) 2004 Economy.com, Inc. * Highlighted entries represent Camden markets strategic benefits strategic geographic complement between camden portfolio and summit portfolio allows camden to enter new, east coast markets positions the portfolio in 19 of the top 26 highest growth markets in the U.S. for the next five years creates a newer, higher quality apartment portfolio combined average asset age ~9 years HIGH QUALITY

CONSISTENTLY OUTPERFORMING 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 YTD Average Camden 0.071 0.068 0.062 0.082 0.041 0.053 0.039 -0.047 -0.05 0.012 0.0331 Peers* 0.056 0.04 0.027 0.041 0.043 0.043 0.001 -0.076 -0.055 -0.024 0.01 North 45.9 46.9 45 43.9 Source: Peers' Company Reports * Straight Average of representative peers with similar markets and product type same store NOI growth:1995 - 2004

INVESTING EXCELLENCE strategic benefits strong development pipeline for future growth $430M camden current and future development pipeline $620M summit current and future development pipeline combined development pipeline ~$1.1B including $785M in Southern California, Southeast Florida and the Washington, D.C. area proposed merger consideration based on camden's closing share price on 10/01/04, camden would acquire each summit common share for consideration, on average, of $31.37, a 13.5% premium to summit's closing price on Friday, 10/01/04 $13.81 of common share consideration will consist of cash ($434M in aggregate) $17.56 of common share consideration will consist of camden common shares with a fixed exchange ratio common shares with a fixed exchange ratio common shares with a fixed exchange ratio common shares with a fixed exchange ratio common shares with a fixed exchange ratio common shares with a fixed exchange ratio common shares with a fixed exchange ratio common shares with a fixed exchange ratio common shares with a fixed exchange ratio common shares with a fixed exchange ratio common shares with a fixed exchange ratio common shares with a fixed exchange ratio common shares with a fixed exchange ratio TACTICAL AGILITY summary of financial terms total camden share consideration will equate to approximately 14.0 million camden common shares and operating partnership units (assuming that all of the holders of operating partnership units elect to remain in the partnership following the merger) summit shareholders and unitholders will be able to elect to receive either cash or camden shares for each summit share the transfer agent will balance cash versus stock elections based on shareholder elections in order to maintain the fixed cash and stock relationship prior to closing camden will maintain its annual dividend of $2.54 per share, which will provide a $0.35 per share or 26% increase in dividends for summit shareholders dividends for summit shareholders dividends for summit shareholders dividends for summit shareholders dividends for summit shareholders dividends for summit shareholders dividends for summit shareholders dividends for summit shareholders dividends for summit shareholders dividends for summit shareholders dividends for summit shareholders dividends for summit shareholders dividends for summit shareholders dividends for summit shareholders dividends for summit shareholders dividends for summit shareholders summary of financial terms PERFORMANCE

PROVEN TRACK RECORD summary of financial terms summit will have a termination right in the event camden's shares trade below $39.31 based on a 14-day average (excluding the high and low) immediately prior to closing camden has the right to cure any deficiencies under the $39.31 price by adjusting the exchange rate there is a $50M break-up fee in the transaction

INVESTING EXCELLENCE summary of financial terms camden's board will be expanded by two directors: Mr. William B. McGuire, Jr. Mr. William F. Paulsen the $1.9B merger will be funded with $434M in cash, $658M in camden shares and operating partnership units and the assumption of $750M of summit debt the cash component of the consideration will be funded through a combination of property sales and the spin-off of properties into a to-be-formed joint venture proposed merger cash generating transactions should be completed before or closely following the merger closing anticipated in January 2005 $500M bridge loan commitment from Bank of America has been arranged in the event that our anticipated sales are not completed before closing TACTICAL AGILITY summary of financial terms we are committed to keeping reasonable debt levels and maintaining our investment grade ratings the transaction will be slightly accretive beginning in 2005 under all scenarios modeled 2005 under all scenarios modeled 2005 under all scenarios modeled 2005 under all scenarios modeled 2005 under all scenarios modeled 2005 under all scenarios modeled post-merger STABILITY

PROVEN TRACK RECORD post-merger the major components of our synergies are: a $10M reduction in G&A run-rate expense a $6M interest savings from the mark to market of assumed debt fees generated from joint venture synergies will be offset by: higher projected interest rates the issuance of 14.0M new camden common shares and operating partnership units when the transaction closes overall cap rate on this transaction is estimated to be 5.9% based on 2004 NOI projections after deducting market cap-ex reserves and management fees living excellence

INTEGRITY In addition to historical information, this presentation contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which the companies operate, managements' beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Additional Information about the Merger and Where to Find It In connection with the proposed merger of Summit with and into a wholly owned subsidiary of Camden, Camden and Summit intend to file relevant materials with the Securities and Exchange Commission , including a registration statement on Form S-4 that will contain a prospectus and a joint proxy statement seeking approval of the proposed merger. INVESTORS AND SECURITY HOLDERS OF CAMDEN AND SUMMIT ARE URGED TO READ THE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CAMDEN, SUMMIT AND THE MERGER. The proxy statement, prospectus and other relevant materials (when they become available), and any other documents filed by Camden or Summit with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Camden by directing a written request to Camden Property Trust, 3 Greenway Plaza, Suite 1300, Houston, TX 77046, Attention: Investor Relations, and free copies of the documents filed by with the SEC by Summit by directing a written request to Summit Properties, Inc. 309 East Morehead Street, Suite 200, Charlotte, NC 28202, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.